EXHIBIT 4.3

SECOND AMENDMENT TO THE
SECOND AMENDED AND RESTATED SHAREHOLDER AGREEMENT

This Second Amendment to the Second Amended and Restated Shareholder Agreement (this “Amendment”) is entered into by and among the Company and the Shareholders (each as defined below) and dated as of January 20, 2012.

Reference is made to that certain Second Amended and Restated Shareholder Agreement, dated as of August 11, 2009, as amended on December 20, 2011 (the “Shareholder Agreement”), by and among:

1.	Avago Technologies Limited, a Singapore public limited company (together with its successors and permitted assigns, the “Company”);

2.
KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund, Limited Partnership, KKR European Fund II, Limited Partnership, and KKR Partners (International), Limited Partnership (collectively, and together with their respective Affiliates, “KKR”);

3.	Silver Lake Partners II Cayman, L.P. (“SLP Cayman”), Silver Lake Technology Investors II Cayman, L.P. (together with SLP Cayman and their respective Affiliates, “Silver Lake”);

4.	Capstone Equity Investors LLC (“Capstone”);

5.	Avago Investment Partners, Limited Partnership (“AIP” and together with KKR, Silver Lake and Capstone, the “Shareholders”); and

6.	the other parties named therein.

WHEREAS, the Company and Shareholders wish to make certain ministerial amendments to the Shareholder Agreement to remove certain provisions from the agreement that have, by their terms, expired or are no longer relevant.

1.
Amendment. NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Company and the Shareholders, constituting the parties required to amend the Shareholder Agreement hereby agree that, with effect from the date of this Amendment, Sections 2.1 to 2.9, inclusive, of the Shareholder Agreement shall cease to have any effect and shall be removed and replaced with the following: “[Removed and reserved.]”.

2.
Binding Effect. This Amendment shall be legally binding and enforceable in accordance with its terms, and shall be binding upon and shall inure to the benefit of each of the undersigned's heirs, successors and assigns.

3.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

4.
Governing Law. The Companies Act, Chapter 50 of the Republic of Singapore will govern all issues concerning the internal corporate affairs of the Company. All other claims arising out of or based upon this Amendment or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

5.	No Other Changes. Except as explicitly provided in this Amendment, all other provisions of the Shareholder Agreement remain unchanged and in full force and effect.
(Signature Pages Follow)

This Second Amendment to the Second Amended and Restated Shareholder Agreement is executed as of the date first set forth above.

AVAGO TECHNOLOGIES LIMITED

By:     /s/ Douglas R. Bettinger
Name:    Douglas R. Bettinger
Title:    Senior Vice President and Chief Financial
Officer

This Second Amendment to the Second Amended and Restated Shareholder Agreement is executed as of the date first set forth above.

Silver Lake Partners II Cayman, L.P.

By:	Silver Lake Technology Associates II Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP II, Ltd., its General Partner

By:    _/s/ Karen M. King_______
Name:    Karen M. King
Title:    Director

Silver Lake Technology Investors II Cayman, L.P.

By:	Silver Lake (Offshore) AIV GP II, Ltd., its General Partner

By:     /s/ Karen M. King_______
Name:    Karen M. King
Title:    Director

This Second Amendment to the Second Amended and Restated Shareholder Agreement is executed as of the date first set forth above.

KKR MILLENNIUM FUND (OVERSEAS), LIMITED PARTNERSHIP

By:	KKR Associates Millennium (Overseas), Limited Partnership, its General Partner

By:	KKR Millennium (Overseas) Limited, its General Partner

By:    /s/ William Janetschek
Name:    William Janetschek
Title:    Manager

KKR EUROPEAN FUND, LIMITED PARTNERSHIP

By:	KKR Associates Europe, Limited Partnership, its General Partner

By:	KKR Europe Limited, its General Partner

By:    /s/ William Janetschek
Name:    William Janetschek
Title:    Manager

KKR EUROPEAN FUND II, LIMITED PARTNERSHIP

By:	KKR Associates Europe II, Limited Partnership, its General Partner

By:	KKR Europe II Limited, its General Partner

By:    /s/ William Janetschek
Name:    William Janetschek
Title:    Manager

KKR PARTNERS (INTERNATIONAL), LIMITED PARTNERSHIP

By:	KKR 1996 Overseas, Limited, its General Partner

By:    /s/ William Janetschek
Name:    William Janetschek
Title:    Manager

This Second Amendment to the Second Amended and Restated Shareholder Agreement is executed as of the date first set forth above.

CAPSTONE EQUITY INVESTORS LLC

By:    _/s/ Scott Wagner____________
Name:    Scott Wagner
Title:    Member

AVAGO INVESTMENT PARTNERS, LIMITED PARTNERSHIP

By:	Avago Investment G.P., its General Partner

By:    _/s/ Tony Ling_____________
Name:    Tony Ling
Title:    SLP Officer